EX-35.5
(logo) CWCapital
ASSET MANAGEMENT


March 12, 2008

TRUSTEE:
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Corporate Trust Services (CMBS) CD
2007-CD4 Commercial Mortgage Trust

DEPOSITOR:
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 11th Floor
New York, New York 10013
Attention: Angela Vleck

RATING AGENCIES:
Moody's Investors Service, Inc.
7 World Trade Center
250 Greenwich Street, 25th Floor
New York, NY 10007
Attn: Tracey Ferguson

MASTER SERVICER:
Midland Loan Services, Inc.
10851 Mastin, Suite 300
Overland Park, KS 66210
Attention: President

MASTER SERVICER:
Capmark Finance Inc.
116 Welsh Road
Horsham, PA 19044
Attention: Servicing Managing Director

MASTER SERVICER:
Wachovia Bank, National Association
8739 Research Drive
URP4-NC1075
Charlotte, NC 28262-1075
Attention: CD 2007-CD4 Commercial Mortgage
Trust, Commercial Mortgage Pass-Through
Certificates, Series CD 2007-CD4

NONTRUST MORTGAGE LOAN DEPOSITOR
J.P. Morgan Chase Commercial Mortgage
Securities Corp.
270 Park Avenue, 10th Floor
New York, NY 10017
Attention: Dennis Schuh, Vice President

DIRECTING CERTIFICATEHOLDER
American Capital Strategies Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
Attention: Doug Cooper, CD 2007-CD4
Commercial Mortgage Trust

CERTIFICATE ADMINISTRATOR
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603,
Attention: Global Securities and Trust Services-
Citigroup Commercial Mortgage Trust, Series CD
2007-CD4

RE: CD 2007-CD4 Officer's Certificate

701 13th Street, NW, Suite 1000, Washington, DC 20005 www.cwcapital.com


(page)


Dear Representatives:

In accordance with the requirements detailed in Section 3.13 of the Pooling and Servicing Agreement ("Agreement") for the above-mentioned CMBS pool, CWCapital Asset Management LLC ("CWCAM"), in its capacity as Special Servicer, is providing this Officer's Certificate with respect to the following:

(A) a review of CWCAM's activities during the period 10/18/2007-12/31/2007 and of CWCAM's performance under this Agreement has been made under my supervision; and

(B) to the best of my knowledge, based on such review, CWCAM has fulfilled all its obligations under this Agreement in all material respects throughout the period noted above.

Should you have any questions, please do not hesitate to contact us.

Sincerely,
CWCapital Asset Management LLC

/s/ David B. Iannarone
David B. Iannarone
Managing Director